                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Post-effective Amendment No. 1 to Form S-4 (No. 333-43933) on Form S-8 of Ocean Energy, Inc. relating to the United Meridian Corporation 1987 Nonqualified Stock Option Plan, the United Meridian Corporation 1994 Employee Nonqualified Stock Option Plan and the United Meridian Corporation 1994 Outside Directors' Nonqualified Stock Option Plan.

                                                        Arthur Andersen LLP

                                                    /s/ Arthur Andersen LLP


New Orleans, Louisiana
April 1, 1998